Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ernest Ong, the Chief Executive Officer of Qornerstone Inc., and Willie Lian, the Chief Financial Officer ofQornerstone Inc., eachhereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Qornerstone Inc., for the quarterly period endedMarch 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations ofQornerstone Inc.

Date: May 15, 2019

/s/ Ernest Ong
Ernest Ong
President, Chief Executive Officer and Director (Principal
Executive Officer)

/s/ Willie Lian
Willie Lian
Chief Financial Officer and Director (Principal Financial
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appear in typed form within the electronic version of this written statement required by Section 906, has been provided toQornerstone Inc. and will be retained by QornerstoneInc. and furnished to the Securities and Exchange Commission or its staff upon request.